Exhibit 4.2

                             KMART CORPORATION,
                                   Issuer

                                    and


                           THE BANK OF NEW YORK,
                                  Trustee


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                        THIRD SUPPLEMENTAL INDENTURE

                         Dated as of June 19, 2001

                                     to

                                 INDENTURE

                       Dated as of December 13, 1999


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                       9-7/8% Notes Due June 15, 2008


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                               TABLE OF CONTENTS

                                                                                 Page

                                   ARTICLE 1 DEFINITIONS


SECTION 1.01   Definitions .......................................................1
SECTION 1.02   Other Definitions .................................................5


                                 ARTICLE 2 TERMS OF NOTES

SECTION 2.01   Designation of Notes; Aggregate Principal Amount ...................
SECTION 2.02   Form of Notes ......................................................
SECTION 2.03   Certain Terms of the Notes ........................................6
SECTION 2.04   Transfer and Exchange .............................................7
SECTION 2.05   Certificated Notes ...............................................10
SECTION 2.06   Defeasance .......................................................10
SECTION 2.07   Covenants ........................................................11
SECTION 2.08   Additional Notes .................................................11
SECTION 2.09   Right of Optional Redemption; Prices..............................11


                        ARTICLE 3 COVENANTS APPLICABLE TO THE NOTES

SECTION 3.01   Restrictions on Liens ............................................11
SECTION 3.02   Limitations on Sale and Leaseback Transactions ...................13


                              ARTICLE 4 SUCCESSOR CORPORATION

SECTION 4.01   Consolidation, Merger and Sale of Assets .........................14


                       ARTICLE 5 DEFEASANCE AND COVENANT DEFEASANCE

SECTION 5.01   Indenture Satisfaction and Discharge Provisions ..................14
SECTION 5.02   Company's Option to Effect Defeasance or Covenant Defeasance .....14
SECTION 5.03   Defeasance and Discharge .........................................14
SECTION 5.04   Covenant Defeasance ..............................................15
SECTION 5.05   Conditions to Defeasance and Discharge or Covenant Defeasance ....15


                                  ARTICLE 6 MISCELLANEOUS

SECTION 6.01   Ratification and Confirmation ....................................16
SECTION 6.02   Recitals, Validity and Sufficiency ...............................16
SECTION 6.03   Counterparts .....................................................16
SECTION 6.04   Governing Law ....................................................16


EXHIBIT 1:  Form of Initial Note
EXHIBIT 2:  Form of Exchange Note and Private Exchange Note

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         THIRD SUPPLEMENTAL INDENTURE dated as of June 19, 2001 (the "Third
Supplemental Indenture") between Kmart Corporation, a corporation duly organized and existing under the laws of the State of Michigan (the "Company") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

         WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of December 13, 1999 (the "Indenture") providing for the issuance from time to time of one or more series of the Company's debt securities;

         WHEREAS, Section 2.01 of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by
Section 2.01 and Section 9.01 of the Indenture; and

         WHEREAS, the Company is entering into this Third Supplemental Indenture to establish the form and terms of its 9-7/8% Notes Due June 15, 2008 (the "Initial Notes") and to establish the form and terms of Exchange Notes (as defined herein) or Private Exchange Notes (as defined herein) for issue only in a Registered Exchange Offer (as defined herein) or Private Exchange (as defined herein), respectively, pursuant to a Registration Rights Agreement (as defined herein) for a like principal amount of Initial Notes.

         NOW THEREFORE, in consideration of the premises and the purchase of the Initial Notes and Exchange Notes or Private Exchange Notes by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of Notes as follows:

                                ARTICLE 1
                                DEFINITIONS

         SECTION 1.01 Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Indenture has the meaning assigned to such term in the Indenture. The following terms, as used herein, have the following meanings:

         "Attributable Debt" means, with respect to a Sale and Leaseback Transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended), using a discount rate equal to the average interest rate per annum used to calculate the present value of operating lease payments for the most recent year in the Company's most recent Annual Report to Stockholders. The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Notes" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Consolidated Net Tangible Assets" means the total of all the assets appearing on the consolidated balance sheet of the Company and its Subsidiaries, less the following:

         (1) current liabilities, including liabilities for Debt maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination;

         (2) reserves for depreciation and other asset valuation reserves;

         (3) intangible assets, including, without limitation, such items as goodwill, trademarks, tradenames, patents, unamortized debt discount and expense and other similar intangibles carried as an asset on said balance sheet; and

         (4) appropriate adjustments on account of minority interests of other Persons holding stock in any Subsidiary of the Company.

         Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company and its Subsidiaries are engaged and that are approved by the independent accountants regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

         "Debt" means, all obligations of a Person for borrowed money, including obligations secured by Liens on property owned by the Person whether or not the Person is directly liable for the obligations.

         "Exchange Notes" means the 9-7/8% Notes due June 15, 2008 issued pursuant to the Third Supplemental Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

         "Funded Debt" means Debt which matures more than one year from the date of computation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

         "Initial Notes" means up to $430,000,000 aggregate principal amount of 9-7/8% Notes due June 15, 2008 issued on the Issue Date.

         "Initial Purchasers" means, with respect to the Initial Notes issued on the Issue Date, the entities identified as Purchasers in the Purchase Agreement.

         "Issue Date" means June 19, 2001.

         "Lien" means any mortgage, deed of trust, security interest, pledge, lien or other encumbrance.

         "Notes" means the Initial Notes, the Exchange Notes and the Private Exchange Notes.

         "Opening" means the completion of construction or commencement of commercial operation of such property, whichever is later.

         "Operating Property" means (a) all real property and improvements thereon owned by the Company or a Subsidiary constituting, without limitation, any store, warehouse, service center or distribution center wherever located, provided that such term shall not include any store, warehouse, service center or distribution center which the Company's Board of Directors declares by resolution, together with all other stores, warehouses, service centers or distribution centers similarly not included in such term, not to be of material importance to the business of the Company and its Subsidiaries taken as a whole, and (b) all equipment (including all transportation and warehousing equipment but excluding office equipment and data processing equipment) owned by the Company or a Subsidiary.

         "Person" means any individual, corporation, limited liability company, partnership, joint-venture, joint-stock company, unincorporated organization or government or any agency or political subdivision of the government.

         "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

         "Private Exchange Notes" means the 9-7/8% Notes due June 15, 2008 issued in connection with a Private Exchange pursuant to the Registration Rights Agreement.

         "Purchase Agreement" means, with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated June 14, 2001, among the Company and the Initial Purchasers.

         "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

         "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.

         "Reference Treasury Dealer" means Credit Suisse First Boston Corporation and its respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain holders of Initial Notes, to issue and deliver to such holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

         "Registration Rights Agreement" means with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated June 19, 2001, among the Company and the Initial Purchasers.

         "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption, except that, if such Redemption Date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to such Redemption Date.

         "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing to the Company or any Subsidiary of any Operating Property, which Operating Property has been or is to be sold or transferred by the Company or such Subsidiary to such Person.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Custodian" means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto, and shall initially be the Trustee.

         "Shelf Registration Statement" means the registration statement filed by the Company in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to the Registration Rights Agreement.

         "Subsidiary" means (1) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company, by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (2) any other Person in which the Company, or one or more Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs of such Person.

         "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 2.04(b) hereof.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         SECTION 1.02 Other Definitions.

                        Term                               Defined in Section
         "Agent Members"............................................2.02(b)
         "Global Note"..............................................2.02(a)
         "Regulation S".............................................2.02(a)
         "Restricted Global Note"...................................2.02(a)
         "Rule 144A"................................................2.02(a)

                                 ARTICLE 2
                               TERMS OF NOTES

         SECTION 2.01 Designation of Notes; Aggregate Principal Amount. Subject to and in accordance with Section 2.01 of the Indenture, the Company hereby establishes a series of securities to be issued under the Indenture with the title"9-7/8% Notes Due June 15, 2008." The aggregate principal amount of the Initial Notes that may be authenticated and delivered under the Indenture shall be $430,000,000, and Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes. In addition, Notes may be authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes and may be authenticated and delivered as set forth in Section 2.08 in this Third Supplemental Indenture.

         SECTION 2.02 Form of Notes.

         (a) Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, and Private Exchange Notes, as provided in the Registration Rights Agreement, shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Restricted Global Note"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian (or with such other Securities Custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Exchange Notes shall be issued in global form (with the global securities legend set forth in Exhibit 1 hereto). Exchange Notes issued in global form and Restricted Global Notes are sometimes referred to in this Third Supplemental Indenture as "Global Notes." The form of Exchange Notes and Private Exchange Notes shall be substantially in the form as set forth in Exhibit 2 attached hereto. The Depositary for the Notes shall be The Depository Trust Company, a New York corporation.

         (b) Book-Entry Provisions. This Section 2.02(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.02(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository or the nominee of the Depository and (b) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee as Securities Custodian.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Third Supplemental Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the Securities Custodian or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company, or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

         (c) Certificated Notes. Except as provided in this Section 2.02,
Section 2.04 or Section 2.05, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive physical delivery of certificated Notes.

         SECTION 2.03 Certain Terms of the Notes. Set forth in the forms of the Notes attached hereto as Exhibits 1 and 2 are:

         (i)   the date on which the principal of the Notes is payable;

         (ii)  the rate at which the Notes shall bear interest;

         (iii) the place where payments with respect to the Notes shall be payable;

         (iv) the date from which interest on the Notes will accrue, the Interest Payment Dates and the record dates for the determination of holders to whom interest is payable on Interest Payment Dates; and

         (v)   the terms upon which the Notes are redeemable.

         SECTION 2.04 Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes.

                  (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Third Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

                  (ii) Notwithstanding any other provision of this Third Supplemental Indenture (other than the provisions set forth in Section 2.05), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (iii) In the event that a Restricted Global Note is exchanged for Notes in certificated registered form pursuant to
         Section 2.05 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Restricted Global Note may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

         (b) Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each Note certificate evidencing a Transfer Restricted Note shall bear a legend in substantially the following form:

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Restricted Global Note) pursuant to Rule 144, the Security Registrar shall, subject to approval by the Company, permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Security Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

                  (iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Notes or such Private Exchange Notes with respect to such Notes transferred will cease to apply and Initial Notes or Private Exchange Notes in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon written directions to transfer such Holder's interest in the Global Note.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, Exchange Notes in global form will be available to holders that exchange such Initial Notes in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain holders be issued in global form will still apply with respect to holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global securities legend and the Restricted Notes Legend set forth in Exhibit 1 hereto will be available to holders that exchange such Initial Notes in such Private Exchange.

         (c) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, purchased or canceled, such Global Note shall be canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Securities Custodian with respect to such Global Note.

         (d) Obligations with Respect to Transfers and Exchanges of Notes.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Security Registrar's request.

                  (ii) No service charge shall be made for registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith.

                  (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

                  (iv) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

         (e) No Obligation of Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, Agent Member or other Person with respect to the accuracy of the records of the Depository or its nominee or of any Agent Member, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Third Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture.

         SECTION 2.05 Certificated Notes.

         (a) A Global Note deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.02 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with this Section 2.05 and the conditions set forth in Sections
2.05 and 2.11 of the Indenture.

         (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee at its Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Note or Private Exchange Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by
Section 2.04(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

         (c) Subject to the provisions of Section 2.05(b), the registered holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under the Indenture or the Notes.

         (d) In the event of the occurrence the events specified in Section
2.11 of the Indenture, the Company shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

         SECTION 2.06 Defeasance. The Notes shall be subject to defeasance as set forth in Article XI of the Indenture as amended and supplemented by
Article 5 of this Third Supplemental Indenture.

         SECTION 2.07 Covenants. Holders of the Notes shall have the benefit of the additional restrictive covenants set forth in Article 3 and 4 of this Third Supplemental Indenture.

         SECTION 2.08 Additional Notes. Notwithstanding Section 2.01 of this Third Supplemental Indenture, the Company may, without the consent of the holders of Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes. Any additional notes having such similar terms, together with the Notes, will constitute a single series of Notes under the Indenture, and will be issued in compliance with Section 2.01 of the Indenture. SECTION 2.09 Right of Optional Redemption; Prices. The Notes are redeemable in whole or in part, at the option of the Company at any time and from time to time, on not less than 30 or more than 90 days' prior notice mailed to the holders of the Notes, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 62.5 basis points, together in either case with accrued interest on the principal amount being redeemed to the Redemption Date.

                                 ARTICLE 3
                     COVENANTS APPLICABLE TO THE NOTES

         For the sole benefit of the holders of the Notes, the Company agrees:

         SECTION 3.01 Restrictions on Liens. (a) The Company will not, nor will it permit any Subsidiary to, issue, assume or guarantee any Debt secured by any Lien upon any Operating Property or upon any shares of stock or Debt of any Subsidiary (whether such Operating Property, shares of stock or Debt is now or hereafter acquired) without in any such case effectively securing, concurrently with the issuance, assumption or guaranty of any such Debt, the Notes (together with, if the Company shall so determine, any other Debt of or guaranteed by the Company or such Subsidiary ranking equally with the Notes and then existing or thereafter created) equally and ratably with such Debt; provided that the foregoing restrictions shall not apply to:

               (i) Liens on any Operating Property acquired, constructed, improved or opened by the Company or any Subsidiary after the date of this Third Supplemental Indenture to secure Debt issued, assumed or guaranteed within 360 days after such acquisition or completion of construction or improvement or Opening to provide for the payment of the purchase price of, or the cost of constructing or improving or Opening, such Operating Property;

               (ii) Liens existing on any Operating Property at the time of its acquisition by the Company or one of its Subsidiaries, or Liens on any shares of stock or Debt of any Subsidiary existing at the time it becomes a Subsidiary;

               (iii) Liens existing on any property acquired from a Person that is merged with or into the Company or a Subsidiary;

               (iv) Liens to secure Debt of a Subsidiary to the Company or to another Subsidiary;

               (v) Liens in existence on any Operating Property or any shares of stock or Debt of any Subsidiary on the date of this Third Supplemental Indenture;

               (vi) Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

               (vii) Liens imposed by law, such as carriers', warehousemen's, mechanics', landlord's, materialmen's, repairmen's or other like Liens;

               (viii) Pledges or deposits in connection with workers' compensation, unemployment insurance and similar legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

               (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (x) Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith;

               (xi) Any Lien incurred or assumed in connection with the issuance by a state or political subdivision of a state of any securities the interest on which is exempt from Federal income taxes by virtue of Section 103 of the Internal Revenue Code of 1986, as amended, or any other laws and regulations in effect at the time of such issuance; or

               (xii) Liens securing Debt incurred to extend, renew or replace in whole or in part Debt secured by any Lien, provided that (a) the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and (b) such extension, renewal or replacement shall be limited to all or a part of the property that secured the Debt so extended, renewed or replaced plus improvements on such property.

         (b) In addition to the foregoing, the Company and its Subsidiaries may issue, assume or guarantee Debt secured by a Lien upon any Operating Property or shares of stock or Debt of any Subsidiary or enter into a Sale and Leaseback Transaction involving any Operating Property without equally and ratably securing the Notes if the sum of (1) the amount of the Debt secured by Liens otherwise prohibited by Section 3.01(a) and (2) the Attributable Debt of all Sale and Leaseback Transactions otherwise prohibited by Section 3.02 does not exceed at the time 10% of Consolidated Net Tangible Assets.

         (c) If at any time the Company or any Subsidiary shall issue, assume or guarantee any Debt secured by any Lien upon any Operating Property or shares of stock or Debt of any Subsidiary and if Section 3.01(a) requires that the Notes be secured equally and ratably with such Debt, the Company will promptly execute, at its expense, any instruments necessary to so equally and ratably secure such Notes and deliver the same to the Trustee together with:

               (i) an Officers' Certificate stating that the covenant of the Company contained in Section 3.01(a) has been complied with; and

               (ii) an Opinion of Counsel to the effect that such covenant has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such covenant.

         (d) If the Company shall hereafter secure the Notes equally and ratably with any other Debt pursuant to the provisions of this Section 3.01, the Trustee is hereby authorized to enter into an indenture or supplemental indenture and to take such action, if any, as it may deem advisable to enable it to enforce effectively the rights of the holders of the Notes so secured, equally and ratably with such other Debt.

         SECTION 3.02 Limitations on Sale and Leaseback Transactions. The Company will not, nor will it permit any Subsidiary to, enter into any Sale and Leaseback Transaction involving any Operating Property, unless within 360 days of the effective date of such Sale and Leaseback Transaction, the Company or such Subsidiary applies or causes to be applied an amount equal to the greater of (i) the fair market value of the Operating Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction (as determined by the Company's Board of Directors) and (ii) the net proceeds of the sale of the Operating Property sold and leased back pursuant to such Sale and Leaseback Transaction, to:

         (a) the prepayment or retirement (other than mandatory prepayment or retirement) of Funded Debt of the Company or any Subsidiary, or

         (b) the purchase of other property that will constitute Operating Property.

The foregoing restriction shall not apply to a Sale and Leaseback
Transaction, if:

               (i) the Company or such Subsidiary would be entitled to issue, assume or guarantee Debt in an amount equal to the Attributable Debt of the Sale and Leaseback Transaction secured by the Operating Property without being required to equally and ratably secure the Notes pursuant to Section 3.01(a),

               (ii) such Sale and Leaseback transaction involves a store and occurs within 360 days of the Opening;

               (iii) such Sale and Leaseback Transaction is between the Company and a Subsidiary or between Subsidiaries, or

               (iv) such Sale and Leaseback Transaction involves taking back a lease for a period of three years or less (including renewals).

                                 ARTICLE 4
                           SUCCESSOR CORPORATION

         SECTION 4.01 Consolidation, Merger and Sale of Assets. The Company will not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

               (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases all or substantially all of the properties and assets of the Company shall be a corporation organized and existing under the laws of the United States of America, any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of the Indenture as supplemented by this Third Supplemental Indenture on the part of the Company to be performed or observed;

               (ii) immediately after giving effect to such transaction, no Event of Default and no Default shall have happened and be continuing.

         The Trustee may require that the Company deliver an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Section 4.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.

                                 ARTICLE 5
                     DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 5.01 Indenture Satisfaction and Discharge Provisions.
Section 11.02 of the Indenture shall not apply to the Notes. Section 11.03 and 11.04 shall apply to all moneys and Governmental Obligations deposited with the Trustee or held by any paying agent under this Article 5.

         SECTION 5.02 Company's Option to Effect Defeasance or Covenant Defeasance. In addition to discharge of the Indenture pursuant to Section
11.01 of the Indenture, the Company may at its option elect at any time either (a) to effect a defeasance and discharge of the Notes under Section
5.03 hereof or (b) to effect a covenant defeasance of the Notes under
Section 5.04 hereof, in each case upon compliance with the applicable conditions set forth in Section 5.05 hereof.

         SECTION 5.03 Defeasance and Discharge. Upon election by Company to effect a defeasance and discharge of the Notes under this Section 5.03 and satisfaction of the conditions precedent set forth in Section 5.05, the Company shall be deemed to have paid and discharged the Notes and the Company shall be deemed to have satisfied all its other obligations under the Notes and all its other obligations relating to the Notes under the Indenture, as supplemented by the Third Supplemental Indenture, except for Sections 2.03, 2.05, 2.07, 4.01, 4.02, 4.03, 7.06, 7.10 and 11.05 of the
Indenture that shall survive until the Notes mature and be paid. Thereafter, Sections 7.06 and 11.05 of the Indenture shall survive.

         SECTION 5.04 Covenant Defeasance. Upon election by the Company to effect a covenant defeasance of the Notes under this Section 5.04, the Company shall be released from its obligations under Sections 3.01 and 3.02 of this Third Supplemental Indenture on or after the date the conditions precedent set forth in Section 5.05 are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Section 3.01 or 3.02 of this Third Supplemental Indenture.

         SECTION 5.05 Conditions to Defeasance and Discharge or Covenant Defeasance. The following shall be conditions precedent to the application of either Section 5.03 or 5.04:

               (i) the Company shall have deposited or cause to be deposited irrevocably with the Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the holders of Notes, of cash in U.S. dollars (or such other money or currencies as shall then be legal tender in the United States) and/or Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on the Trustee), not later than the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to discharge principal (including premium, if any) under the Notes, and each installment of principal (including premium, if any) and interest on the Outstanding Notes on the stated maturity of such principal or installment of principal or interest on the dates on which such installments of principal and interest are due, in accordance with the terms of the Indenture, as supplemented by this Third Supplemental Indenture, and the Notes;

               (ii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not, or there has been published by the Internal Revenue Service a ruling to the effect that holders of the Notes will not, recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under Section 5.03 or 5.04, as the case may be, and will be subject to Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such defeasance or covenant defeasance had not occurred;

               (iii) no Event of Default or Default shall have occurred and be continuing on the date of such deposit, and no Event of Default under Sections 6.01(a)(5) or (6) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Sections 6.01(a)(5) or (6) of the Indenture shall have occurred and be continuing on the 91st day after such date;

               (iv) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or this Third Supplemental Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

               (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance and discharge under Section 5.03 or the covenant defeasance under Section 5.04 (as the case may be) shall have been complied with;

               (vi) such defeasance and discharge or covenant defeasance will not result in the trust arising from such deposit to constitute an investment company under the Investment Company Act of 1940 or such trust shall be qualified under such act or exempt from regulation thereunder; and

               (vii) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Notes.

                                 ARTICLE 6
                               MISCELLANEOUS

         SECTION 6.01 Ratification and Confirmation. The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed. This Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         SECTION 6.02 Recitals, Validity and Sufficiency. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

         SECTION 6.03 Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 6.04 Governing Law. This Third Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law provisions thereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.


                                          KMART CORPORATION


                                          By: /s/ John T. McDonald, Jr.
                                             --------------------------------
                                              Name:  John T. McDonald, Jr.
                                              Title: Senior Vice President
                                                     and Treasurer


                                          THE BANK OF NEW YORK,
                                            as Trustee


                                          By:  /s/ Paul Schmalzel
                                              ------------------------------
                                              Name:  Paul Schmalzel
                                              Title: Vice President




                                 EXHIBIT 1
                                     to
                        THIRD SUPPLEMENTAL INDENTURE



                       [FORM OF FACE OF INITIAL NOTE]

                           [Global Notes Legend]

                  UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT OR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Notes Legend]

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES 1N AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.



                             KMART CORPORATION



                       9-7/8% Note Due June 15, 2008



         No.

         $                                                CUSIP: __________



         Kmart Corporation, a corporation duly organized and existing under the laws of the State of Michigan (the "Issuer"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $___________ on June 15, 2008, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi-annually on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing December 15, 2001, the amount of interest on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from June 19, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after the first 90-day period that occurs, after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         The interest payable on any Interest Payment Date which is punctually paid or duly provided for on such Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on June 1 or December 1 (in each case, whether or not a Business
Day), as the case may be (each , "Regular Record Date"), immediately preceding such Interest Payment Date. Interest payable on this Note which is not punctually paid or duly provided for on any Interest Payment Date therefore shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof. At the option of the Issuer, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of holders of the Notes or (ii) at the expense of the Issuer, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee by such Person by the applicable record date of the Notes.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.


         IN WITNESS WHEREOF, KMART CORPORATION has caused this instrument to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                            KMART CORPORATION


                                            By:
                                               ------------------------------
                                            Name:
                                            Title


                                            By:
                                               ------------------------------
                                            Name:
                                            Title


Attest:
       -----------------------------
       Name:
       Title:


                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

                                            THE BANK OF NEW YORK,
                                            as Trustee


                                            By:
                                               -------------------------------
                                                Authorized Signatory



                     [FORM OF REVERSE OF INITIAL NOTE]

                             KMART CORPORATION

                       9-7/8% Note Due June 15, 2008


         1. Indenture. (a) This Note is one of a duly authorized issue of senior debt securities of the Issuer hereinafter called the "Notes") of a series designated as the 9-7/8% Notes Due June 15, 2008 of the Issuer, initially limited in aggregate principal amount to $430,000,000, all issued or to be issued under and pursuant to the Indenture, dated as of December 13, 1999, as supplemented by the Third Supplemental Indenture, dated as of June 19, 2001 (as so amended and supplemented, the "Indenture"), between the Issuer and The Bank of New York, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, the Trustee and the holders of the Notes.

         (b) Other debentures, notes, bonds or other evidences of indebtedness (together with the Notes, hereinafter called the "Securities") may be issued under the Indenture in one or more series, which different series may vary from the Notes and each other, as in the Indenture provided.

         (c) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         2. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the holder of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         3. Obligation to Pay Principal, Premium, if Any, and Interest. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

         4. Certain Covenants. The Indenture restricts the ability of the Issuer and its Subsidiaries to incur certain secured indebtedness and enter into certain sale and leaseback transactions. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

         5. The Notes are redeemable in whole or in part, at the option of the Company at any time and from time to time, on not less than 30 or more than 90 days' prior notice mailed to the holders of the Notes, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 62.5 basis points, together in either case with accrued interest on the principal amount being redeemed to the Redemption Date.

         Subject to payment by the Company of a sum sufficient to pay the amount due on redemption, interest on this Note (or portion hereof if this Note is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Note (or portion hereof if this Note is redeemed in part).

         6. Effect of Event of Default. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         7. Defeasance. The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Issuer with certain conditions set forth therein.

         8. Denominations; Exchanges. (a) The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denomination.

         9. Holder as Owner. The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the issuer or the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         10. No Liability of Certain Persons. No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplement thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, shareholder, officer or director, as such, of the Issuer or of any successor corporation of either of them, either directly or through the Issuer, or any successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         11. Holders' Compliance with Registration Rights Agreement. Each holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the holders with respect to a registration and the indemnification of the Company to the extent provided therein.

         12. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law provisions thereof.



                              ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

       (Print or type assignee's name, address and zip code)

       (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                  agent to transfer this Note on the
books of the Company. The agent may substitute another to act for him.



____________________________________

Date:  ______________ Your Signature:_________________________________________



_______________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

         In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      [  ]     to the Company; or

         (2)      [  ]     pursuant to an effective registration statement
                           under the Securities Act of 1933; or

         (3)      [  ]     inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4)      [  ]     outside the United States in an offshore
                           transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933;
                           or

         (5)      [  ]     pursuant to the exemption from registration provided
                           by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.



                                     ----------------------------------------
                                                   Signature

Signature Guarantee:


-----------------------------------         ----------------------------------
Signature must be guaranteed                            Signature

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


         Dated:
               ----------------------------------    -------------------------
         NOTICE: To be executed by an executive
                 officer


                      [TO BE ATTACHED TO GLOBAL NOTES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

         The following increases or decreases in this Global Note have been made:


                                                                                        Signature of
                                          Amount of increase   Principal amount of   authorized officer
                     Amount of decrease      in principal        this Global Note       of Trustee or
      Date of       in principal amount     amount of this        following such         Securities
      Exchange     of this Global Note       Global Note      decrease or increase       Custodian
      --------     --------------------   ------------------  --------------------   -------------------






                                 EXHIBIT 2
                                     to
                        THIRD SUPPLEMENTAL INDENTURE

                       [FORM OF FACE OF EXCHANGE NOTE
                         OR PRIVATE EXCHANGE NOTE]

                                   */**/












-------------------
         */[If the Note is to be issued in global form, add the Global Notes Legend from Exhibit 1 to the Third Supplemental Indenture and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL NOTES] -- SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".]

         **/[If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to the Third Supplemental Indenture and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]



                             KMART CORPORATION



                       9-7/8% Note Due June 15, 2008



         No.

         $                                                CUSIP: __________


         Kmart Corporation, a corporation duly organized and existing under the laws of the State of Michigan (the "Issuer"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $___________ on June 15, 2008, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi-annually on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing December 15, 2001, the amount of interest on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from June 19, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         The interest payable on any Interest Payment Date which is punctually paid or duly provided for on such Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on June 1 or December 1 (in each case, whether or not a Business
Day), as the case may be (each, "Regular Record Date"), immediately preceding such Interest Payment Date. Interest payable on this Note which is not punctually paid or duly provided for on any Interest Payment Date therefore shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof. At the option of the Issuer, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of holders of the Notes or (ii) at the expense of the Issuer, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee by such Person by the applicable record date of the Notes.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.


         IN WITNESS WHEREOF, KMART CORPORATION has caused this instrument to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                            KMART CORPORATION


                                            By:
                                               -------------------------------
                                            Name:
                                            Title


                                            By:
                                               -------------------------------
                                            Name:
                                            Title


Attest:
       -----------------------------
       Name:
       Title:


                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

                                            THE BANK OF NEW YORK,
                                            as Trustee


                                            By:
                                               -------------------------------
                                                Authorized Signatory



        [FORM OF REVERSE OF EXCHANGE NOTE OR PRIVATE EXCHANGE NOTE]

                             KMART CORPORATION

                       9-7/8% Note Due June 15, 2008


         1. Indenture. (a) This Note is one of a duly authorized issue of senior debt securities of the Issuer hereinafter called the "Notes") of a series designated as the 9-7/8% Notes Due June 15, 2008 of the Issuer, initially limited in aggregate principal amount to $430,000,000, all issued or to be issued under and pursuant to the Indenture, dated as of December 13, 1999, as supplemented by the Third Supplemental Indenture, dated as of June 19, 2001 (as so amended and supplemented, the "Indenture"), between the Issuer and The Bank of New York, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, the Trustee and the holders of the Notes.

         (b) Other debentures, notes, bonds or other evidences of indebtedness (together with the Notes, hereinafter called the "Securities") may be issued under the Indenture in one or more series, which different series may vary from the Notes and each other, as in the Indenture provided.

         (c) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         2. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the holder of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         3. Obligation to Pay Principal, Premium, if Any, and Interest. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

         4. Certain Covenants. The Indenture restricts the ability of the Issuer and its Subsidiaries to incur certain secured indebtedness and enter into certain sale and leaseback transactions. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

         5. The Notes are redeemable in whole or in part, at the option of the Company at any time and from time to time, on not less than 30 or more than 90 days' prior notice mailed to the holders of the Notes, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 62.5 basis points, together in either case with accrued interest on the principal amount being redeemed to the Redemption Date.

         Subject to payment by the Company of a sum sufficient to pay the amount due on redemption, interest on this Note (or portion hereof if this Note is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Note (or portion hereof if this Note is redeemed in part).

         6. Effect of Event of Default. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         7. Defeasance. The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Issuer with certain conditions set forth therein.

         8. Denominations; Exchanges. (a) The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denomination.

         9. Holder as Owner. The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the issuer or the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         10. No Liability of Certain Persons. No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplement thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, shareholder, officer or director, as such, of the Issuer or of any successor corporation of either of them, either directly or through the Issuer, or any successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         11. Holders' Compliance with Registration Rights Agreement. Each holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the holders with respect to a registration and the indemnification of the Company to the extent provided therein.

         12. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law provisions thereof.


                              ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


       (Print or type assignee's name, address and zip code)

       (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint      agent to                    transfer this Note
on the books of the Company. The agent may substitute another to act for him.









-----------------------------------------------------------------------------

Date: ________________     Your Signature:___________________________________





-----------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.